EXHIBIT 10.1

WORTHINGTON INDUSTRIES, INC.
2010 STOCK OPTION PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

Effective as of the date specified in the attached Notice of Grant (the “Grant Date”), Worthington Industries, Inc. hereby grants the individual identified in the Notice of Grant (the “Optionee”) an award consisting of an option to purchase the number of Common Shares of the Company (the “Option”) at an exercise price per Common Share (“Exercise Price”), all as set forth in the Notice of Grant.   The Option is subject to the terms and conditions described in the Worthington Industries, Inc. 2010 Stock Option Plan (the “Plan”) and this Non-Qualified Stock Option Award Agreement (this “Agreement”).   The Option is not intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code. The “Company” shall mean Worthington Industries, Inc. individually, or together with its Subsidiaries, as the context requires.

Section 1.             Vesting

(a)           Normal Vesting.  The Option shall vest as provided in vesting schedule set forth in the Notice of Grant.

(b)           Retirement, Death or Disability.  In the event of the Optionee’s Death, Disability or Termination due to Retirement, the Committee, in its sole discretion, may cause all or a portion of the unvested Option to vest as of the date of death, Disability or Termination due to Retirement.

(c)            Change in Control.   If the Optionee is Terminated by the Company without “cause” or the Optionee terminates employment due to an “adverse change in employment terms” (each as defined under rules established by the Committee) within two years following a Change in Control, the unvested portion of the Option shall immediately vest and become exercisable.

Section 2.              Exercise

(a)   Time.  The Option may not be exercised by the Optionee prior to twelve months from the Grant Date.  Thereafter, the Optionee may exercise the Option as to the number of Common Shares which have vested at any time prior to the tenth anniversary of the Grant Date (the “Expiration Date”).  Notwithstanding the foregoing, the Optionee may not exercise the Option (whether or not vested) after the Employee’s Termination, except as provided below:

(i)   Death; Disability; Retirement.  If the Optionee dies, becomes Disabled or Terminates due to Retirement, the vested portion of the Option may be exercised until the earlier of (A) 36 months after the Optionee’s death, Disability or Termination due to Retirement or (B) the Expiration Date.

(ii)   Change in Control.  In the event of the Optionee’s Termination under the circumstances described in Section 1(c), the vested portion of the Option may be exercised until the earlier of (A) 12 months after the date of Termination or (B) the Expiration Date.  After a Change in Control, a Termination by the Company occurs if the Optionee’s employment is terminated by the Company without “cause” or the Optionee terminates employment due to an “adverse change in employment terms” (each as defined under rules established by the Committee).

(b)   Limitations on Exercise.  Except as otherwise provided herein, the Optionee may not exercise any part of the Option unless, at the time of exercise, the Optionee has been in the continuous employment of the Company or a Subsidiary of the Company since the Grant Date.  The Committee has the sole discretion to decide whether leaves of absence for government or military service, illness, temporary disability or other reasons shall be deemed not to interrupt continuous employment for purposes of this Section 2(b).

(c)   Method of Exercise.  The vested portion of the Option may be exercised, in whole or in part, by giving written notice of exercise to the Company, Attn: General Counsel or Corporate Compensation Manager, specifying the number of Common Shares to be purchased, which, if required by the Committee, shall be in a form specified by the Committee. Such notice shall be accompanied by payment in full of the Exercise Price for each Common Share with respect to which the Option is being exercised, as described in Section 2(d).

(d)   Payment of Exercise Price.  Payment of the Exercise Price shall be made: (i) in cash or its equivalent; (ii) by tendering Common Shares already owned by the Optionee prior to the exercise date; (iii) by a cashless exercise (including by withholding Common Shares which would otherwise be issued in connection with the exercise of the Option, or through a broker-assisted arrangement to the extent permitted by applicable laws, rules or regulations); or (iv) through any combination of the foregoing.  The Committee shall determine acceptable methods for tendering Common Shares and may impose such conditions on the use of Common Shares as it deems appropriate.

(e)   Delivery of Common Shares.  After payment has been received, the Company will  take the necessary action to deliver appropriate certificates evidencing the Common Shares purchased upon the exercise of the Option with reasonable promptness.  Notwithstanding the foregoing, the issuance and delivery of Common Shares upon the exercise of the Option may, in the Company’s sole discretion, be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any securities exchange, market or quotation system on or through which the Common Shares are then listed or traded.  The Company’s obligation to deliver Common Shares upon exercise of the Option is subject to the satisfaction of the following conditions: (i) the Optionee is not, at the time of exercise, in material breach of any of the Optionee’s obligations under this Agreement; and (ii) the Optionee (or, in the event of the Optionee’s death, the Optionee’s Beneficiary) has confirmed any factual matters or obtained such consents as reasonably requested by the Committee.

Section 3.              Withholding

The Company shall have the power and the right to deduct, withhold or collect any amount required by law, rule or regulation to be withheld with respect to any taxable event arising with respect to the  exercise of the Option.  This amount may, as determined by the Company in its sole discretion, be: (a) withheld from other amounts due to the Optionee; (b) withheld from any Common Shares being transferred in connection with the exercise of the Option; (c) withheld from the vested and exercisable portion of the Option (including the Common Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises; or (d) collected directly from the Optionee.  Unless otherwise determined by the Committee, the Optionee may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Common Shares having a Fair Market Value on the date of exercise equal to the minimum statutory total tax that could be imposed on the transaction; provided that such Common Shares would otherwise be distributable to the Optionee at the time of the withholding and if such Common Shares are not otherwise distributable at the time of the withholding, provided that the Optionee has a vested right to distribution of such Common Shares at such time.  Such election must be made in writing, is irrevocable once made, and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

Section 4.              Adjustment Upon Change in Capitalization

In the event of any change in capitalization affecting the Common Shares, such as a stock dividend, stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, spin-off, split-up, distribution of assets to shareholders, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares or the price thereof, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the number of Common Shares subject to the Option and the Exercise Price per Common Share.

Section 5.              Restrictions on Exercise

Notwithstanding anything contained in this Agreement or elsewhere to the contrary, the issuance of Common Shares will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or any securities exchange, market or other quotation system on or through which the Common Shares are then listed or traded. Also, no Common Shares will be issued unless the Company is satisfied that the issuance of those Common Shares will comply with applicable federal and state securities laws. Transfers of the Common Shares issued upon exercise of the Option may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange, market or other quotation system on or through which the Common Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on the certificates, if any, delivered to evidence Common Shares issued upon exercise of the Option to make appropriate reference to restrictions within the scope of this Section 5 and the Plan.  Nothing contained in this Agreement or elsewhere shall be construed to require the Company to take any action whatsoever to eliminate the restrictions imposed by this Section 5 upon the exercise of the Option or upon the transfer of Common Shares purchased upon the exercise of the Option.

Section 6.              Forfeiture

(a)   If the Optionee violates the provisions of Section 8(a) of the Plan, the outstanding portion of the Option will be forfeited.  The prohibitions contained in Section 8(a) of the Plan include violation of any non-competition covenant, employee non-solicitation covenant or similar agreement or covenant of the Optionee in favor of the Company; deliberately engaging in any action which causes or may cause harm to the interest of the Company; disclosure of confidentiality or proprietary information relating to the Company’s business affairs; and failure return to property of the Company when appropriate.

(b)   In addition to the foregoing, if the Optionee violates any non-competition covenant, employee non-solicitation covenant, or any similar agreement or covenant in favor of the Company, the Committee may, in its sole discretion, require the Optionee to return to the Company the economic value of the Option which is or has been realized or obtained (measured at the date of exercise) by the Optionee at any time during the period beginning on the date which is six months prior to the earlier of (i) the date of the Optionee’s Termination; or (ii) the date any such violation occurs.

(c)   The Committee shall have full power and authority to determine whether, to what extent, and under what circumstances, the Option (or any portion thereof) shall be canceled or suspended.  In particular, but without limitation, the Option shall be canceled if the Optionee, without the consent of the Committee, while employed by the Company or a Subsidiary, or after Termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any non-substantial interest, as determined by the Committee), any business that is in competition with the Company or with any of its affiliated companies as determined by the Committee.

Section 7.              Miscellaneous

(a)   Non-Assignability of the Option.  The Option is not assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution.  The Option may not be exercised during the lifetime of the Optionee except by the Optionee.  Notwithstanding the foregoing, the Optionee may designate a Beneficiary to exercise the Option in the event of the Optionee’s death.

(b)   Rights of Optionee; No Guarantee of Employment.  The Optionee shall have none of the rights of a shareholder with respect to Common Shares subject to the Option unless and until the Optionee becomes the record holder of such Common Shares.  This Agreement shall not be construed as: (i) interfering with or limiting the right of the Company to Terminate the Optionee’s employment at any time, with or without cause; or (ii) conferring on the Optionee any right to continue as an employee of the Company.

(c)   Plan as Controlling.  All terms and conditions of the Plan applicable to non-qualified stock options which are not set forth in this Agreement shall be deemed incorporated herein by reference.  In the event that any term or condition of this Agreement is inconsistent with the terms and conditions of the Plan, the Plan shall be deemed controlling, except as otherwise specifically provided in this Agreement.  Capitalized terms not defined herein shall have the meaning given to them in the Plan.

(d)   Governing Law. This Agreement shall be governed by and construed in accordance with the laws (other than laws governing conflicts of laws) of the State of Ohio.

(e)   Rights and Remedies Cumulative.  All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed at law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

(f)            Captions.  The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

(g)   Severability.  If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and in effect.

(h)   Entire Agreement.  This Agreement, together with the Plan and the Notice of Grant, which are incorporated herein by reference, constitutes the entire agreement between the Company and the Optionee in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement.  No officer, director, employee or other servant or agent of the Company, and no servant or agent of the Optionee, is authorized to make any representation, warranty or other promise not contained in this Agreement.  No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

Section 8.              Application of Section 280G of the Code.

If the company determines that any payment or benefit, including any accelerated vesting, due to the Optionee under this Agreement in connection with a Change in Control, when combined with any other payment or benefit due to the Optionee from the Company or any other entity in connection with such Change in Control, would be considered a "parachute payment" within the meaning of Section 280G of the Code, the payments and benefits due to the Participant under this Agreement may be reduced by the Company to $1.00 less than the amount that would otherwise be considered a "parachute payment" within the meaning of Section 280G of the Code, in accordance with rules and procedures which may be established by the Committee.

5